Exhibit 5.1

                            Astea International Inc.
                               240 Gibraltar Road
                                Horsham, PA 19044


August 8, 2003


Astea International Inc.
240 Gibraltar Road
Horsham, PA 19044

        Re:        Astea International Inc.
                   Registration Statement on Form S-8
                   ----------------------------------

Ladies and Gentlemen:

                  Reference is made to a Registration Statement on Form S-8 of Astea International Inc. (the "Company") which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

                  The Registration Statement covers 1,400,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), which may be issued pursuant to the Astea International Inc. 2001 Stock Option Plan (the "2001 Plan").

                  I, as the Company's General Counsel, have examined the Registration Statement, including the exhibits thereto, the Company's Certificate of Incorporation and By-laws, each as in effect on the date hereof, the 2001 Plan and such documents as I have deemed appropriate in rendering this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the authenticity of all documents submitted to me as copies of originals.

                  Based on the foregoing, I am of the opinion that the Shares, when issued and paid for in accordance with the terms of the 2001 Plan, will be validly issued, fully paid and non-assessable.

                  As of the date hereof, I currently hold options to purchase 100,000 shares of the Company's Common Stock, at an average exercise price of $0.97, of which 50,000 shares are currently vested.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/John Tobin

                                                       John Tobin
                                                       General Counsel